EXHIBIT 23(a) - CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of Polo Ralph Lauren Corporation on Form S-8 of our reports dated May 19, 2000, appearing in the Annual Report on Form 10-K of Polo Ralph Lauren Corporation for the year ended April 1, 2000.



                                             DELOITTE & TOUCHE, LLP


New York, New York
September 28, 2000